                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


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

                                                            [BELL ATLANTIC LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS

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                                DATE:        Friday, May 1, 1998
                                TIME:        2:00 p.m.
                                PLACE:       The Playhouse Theatre
                                             DuPont Building
                                             10th & Market Streets
                                             Wilmington, Delaware

The purposes of the Annual Meeting are:

       1. To elect directors;

       2. To ratify the appointment of independent accountants;

       3. To vote on the five shareowner proposals described on pages 8-13 of this Proxy Statement, if they are introduced at the meeting; and

       4. To transact any other business that may properly come before the meeting.

By Order of the Board of Directors

P. Alan Bulliner                                                  March 16, 1998
Associate General Counsel
   and Corporate Secretary

--------------------------------------------------------------------------------

Admittance to the meeting will be limited to shareowners eligible to vote or their authorized representative(s). An admission ticket is attached to the proxy card for this purpose. Beneficial owners holding shares through an intermediary such as a bank or broker will be admitted upon proof of ownership.

The Playhouse Theatre is accessible to all shareowners. A sign language interpreter will be provided if requested; requests should be directed to the Corporate Secretary, Bell Atlantic Corporation, 1095 Avenue of the Americas, 38th Floor, New York, NY 10036, and received no later than April 10, 1998.

                                PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed, beginning
March 16, 1998, to owners of shares of Bell Atlantic common stock in connection with the solicitation of proxies by the Board of Directors for the 1998 Annual
Meeting of Shareowners. This proxy procedure is necessary to permit all Bell
Atlantic shareowners, many of whom live throughout the United States and in many foreign countries and are unable to attend the Annual Meeting, to vote. The
Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

--------------------------------------------------------------------------------

                                    CONTENTS

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                                                              PAGE
Voting Procedures...........................................     1
Corporate Governance........................................     2
Election of Directors (Item 1 on Proxy Card)................     3
Ratification of Appointment of Independent Accountants (Item
   2 on Proxy Card).........................................     8
Shareowner Proposals (Items 3 - 7 on Proxy Card)............     8
Executive Compensation......................................    14
Stock Performance Graph.....................................    20
Security Ownership of Directors and Officers................    21
Pension Plans...............................................    22
Employment Agreements.......................................    23
Other Business..............................................    24

                           Bell Atlantic Corporation
                          1095 Avenue of the Americas
                            New York, New York 10036

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted, by written notice to the Corporate Secretary, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed proxies that are received by the Proxy Committee before the Annual Meeting's adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by the Proxy Committee as recommended by the Board of Directors. If you wish to give a proxy to someone other than the Proxy Committee named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than four, to whom you wish to give your proxy.

WHO CAN VOTE? Shareowners as of the close of business on March 2, 1998 are entitled to vote. On that day, approximately 787,945,000 shares of common stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of shareowners eligible to vote will be available at the offices of Bell Atlantic -- Delaware, Inc., 901 Tatnall Street, Wilmington, Delaware, beginning April 17, 1998. Shareowners may examine this list during normal business hours for any purpose relating to the Annual Meeting.

HOW DO I VOTE? Other than by attending the Annual Meeting and voting in person, there are three ways registered shareowners may vote their shares by proxy:

-  By mail

-  By telephone

-  By Internet

To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. You may vote by telephone or Internet 24 hours a day, 7 days a week; refer to the enclosed proxy card for instructions. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

WHAT SHARES ARE INCLUDED IN THE PROXY CARD? The proxy card represents all the shares registered to your account and any full shares held in your Bell Atlantic Direct Invest Plan account. If you are an employee participating in a Bell Atlantic employee savings plan or hold shares in the 1976 Employee Stock Ownership Plan ("1976 ESOP"), the card also represents those shares if they are registered in exactly the same name.

HOW ARE VOTES COUNTED? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. "Broker non-votes" occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by ten days before the Annual Meeting. In this event, the nominees may vote those shares only on matters deemed routine by the New York Stock Exchange, such as the election of Directors and ratification of the appointment of independent accountants. On non-routine matters, nominees cannot vote and there is a so-called "broker non-vote" on that matter. Because proposals must be approved by a majority of the votes cast, broker non-votes and abstentions have no effect on a proposal's outcome. Because Directors are elected by a plurality of the votes cast, votes withheld from some or all nominees for Director could have an effect on the outcome of the election.

If proxy cards representing shares in Bell Atlantic's employee savings plans (including the 1976 ESOP) are not returned, those shares will be voted in the same proportion as the shares for which signed proxy cards are returned by other participants in the respective plans.

WHO WILL COUNT THE VOTE? Bell Atlantic's transfer agent, Boston EquiServe, will tally the vote, which will be certified by an independent Inspector of Election.

IS MY VOTE CONFIDENTIAL? Bell Atlantic has a policy of vote confidentiality. Proxies, ballots and voting tabulations are available for examination only by the independent Inspector of Election and tabulators. Your vote cannot be disclosed to the Board or management of Bell Atlantic except as may be required by law and in other limited circumstances.

WHO IS THE PROXY SOLICITOR? Georgeson and Company, Inc. has been retained by Bell Atlantic to assist in the distribution of proxy materials and solicitation of votes for a fee of $15,000, plus reimbursement of out-of-pocket expenses.

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

                              CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Bell Atlantic Certificate of Incorporation and Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Although Directors are not involved in the day-to-day operating details, they are kept informed of the Company's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chairman and other officers of the Company at meetings of the Board of Directors and committees of the Board.

MEETINGS OF THE BOARD. The Board of Directors held nine meetings in 1997. Each of the incumbent Directors attended at least 75% of the Board and committee meetings to which the Director was assigned; percentages for Directors who joined the Board in August as a result of the Company's merger of equals with NYNEX Corporation are computed by reference to the pre-merger meetings of the NYNEX Board and its committees and the post-merger meetings of the Company's Board and its committees. The incumbent Directors in the aggregate attended 92% of their Board and assigned committee meetings.

COMMITTEES OF THE BOARD. The Board of Directors has established six standing committees. Directors' committee memberships are included in their biographical information beginning on page 4.

Executive Committee -- may exercise the full power and authority of the Board to the extent permitted by Delaware law. This committee generally meets when action is necessary between scheduled Board meetings when a limited time frame exists and a Board quorum is not readily available. The committee met once in 1997.

Audit Committee -- monitors the auditing, accounting and financial reporting of the Company. The committee makes recommendations to the Board concerning the accounting firm to be employed as the independent accountants and consults with these accountants with regard to the adequacy of internal controls and the scope and results of their audits. The committee met five times in 1997.

Human Resources Committee -- is responsible for overseeing the management of human resources activities of the Company, including management succession planning, determination of compensation for senior management, the granting of stock options, and the design of other tax-qualified employee pension and saving plans. The committee met eleven times in 1997.

Finance Committee -- is responsible for ensuring that the finances of the Company are managed prudently and cost effectively. In doing so, the committee makes recommendations to the Board concerning investment policy and methods of financing the Company's operations, oversees investments of the Company's employee benefit plans, and evaluates new business and investment opportunities. The committee met five times in 1997.

Governance and Board Affairs Committee -- is responsible for proposing changes in the composition, size and organization of the Board and for reviewing and making recommendations with regard to Outside Director compensation. This committee is also charged with the responsibility of reviewing candidate qualifications for Board membership and recommending Director nominations. The committee met twice in 1997.

Public Responsibility Committee -- examines corporate policy and provides guidance and perspective to the Board on major public policy issues affecting the Company's role as a responsible corporate citizen. The committee, chartered following the merger in August 1997 of the Company and NYNEX, met once in 1997.

DIRECTOR COMPENSATION. Outside Director compensation is divided into cash and stock components. The cash component consists of an annual retainer of $30,000 and a fee of $1,500 for each Board and committee meeting attended. Committee chairpersons receive an additional annual retainer of $5,000. Directors may defer the receipt of all or part of these retainers and fees in cash or share equivalents. The stock component of Outside Director compensation provides for an annual option grant to purchase 1,000 shares of Company stock and the choice of an additional option grant to purchase 1,500 shares or a grant of shares equivalent in value to the 1,500 options.

The Bell Atlantic Retirement Plan for Outside Directors ("Retirement Plan") provides retirement benefits for certain Outside Directors. The normal benefit is an annual amount equal to ten percent of the annual Board retainer payable to a participating Director at the date of retirement, multiplied by the Director's aggregate years of service as an Outside Director up to a maximum of ten years. A participating Director is eligible to receive a

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

retirement benefit at the later of age 65 or the date of retirement. Benefits beginning before age 65, or deferred to age 70, are actuarially adjusted. In November 1995, the Board voted to discontinue the Retirement Plan, effective for Outside Directors initially elected to the Board after January 1, 1996. In January 1996, each Outside Director who was a participant in the Retirement Plan was given a one-time election to forfeit all benefits accrued under the Retirement Plan in exchange for additional stock options.

Outside Directors are provided business-related travel accident insurance coverage and may elect life insurance coverage. The total premiums paid by the company for this insurance coverage for all participating Outside Directors in 1997 were $3,042.

Bell Atlantic Directors elected before 1992 participate in a charitable giving program for which the Company is obligated to contribute, upon the Director's death, an aggregate of one-half million dollars to one or more qualifying charitable or educational organizations designated by each eligible Director. Directors who formerly served as Directors of NYNEX participate in a similar program for which the aggregate contribution is one million dollars, payable on the earlier of the Director's retirement or death. Both of these charitable programs are closed to future participants.

Three former Bell Atlantic Directors, William W. Adams, Thomas E. Bolger and Frank C. Carlucci, received payments of $27,000 each in August 1997 in connection with their departures from the Board prior to the mandatory retirement age as a result of the completion of the merger with NYNEX.

Employee Directors receive no compensation for their Board service.

OTHER MATTERS. The Company Bylaws establish 70 years as the mandatory retirement age. A Director who reaches retirement age must retire at or prior to the next Annual Meeting.

The law firm of Skadden, Arps, Slate, Meagher & Flom LLP is providing ongoing legal services to the Company in connection with various matters. Helene L. Kaplan, a Director of Bell Atlantic, is Of Counsel to that firm.

--------------------------------------------------------------------------------

                             ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

Under the terms of the Company's Bylaws adopted in connection with the merger of the Company and NYNEX, the Bell Atlantic Board consists of 22 members, eleven each designated by the former Bell Atlantic and NYNEX Boards. The 22 nominees named on the following pages were selected to serve on the initial post-merger Board of the Company and have been recommended to the Board by the Governance and Board Affairs Committee and renominated by the Board to serve as Directors for an additional one-year term. Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and any substitute nominee(s) designated by the Board. The designation of substitute nominees by the Board is subject to restrictions contained in the Company's Bylaws for the 1998 Annual Meeting. If no substitute nominee(s) are designated, the size of the Board will be reduced. Director elections are determined by a plurality of the votes cast.

The following biographies provide a brief description of each nominee's principal occupation and business experience, age (as of March 16, 1998), and directorships held in other public corporations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.


NOMINEES
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[PHOTO]                  LAWRENCE T. BABBIO, JR., President and Chief Executive
                          Officer - Network Group and Chairman - Global Wireless
                          Group, Bell Atlantic Corporation, since August 1997; Vice
                          Chairman (1995-August 1997); Executive Vice President and
                          Chief Operating Officer (1994-1995); Chairman, Chief
                          Executive Officer and President, Bell Atlantic Enterprises
                          International, Inc. (1991-1994). Director of Compaq Computer
                          Corporation; Grupo Iusacell, S.A. de C.V. Director of Bell
                          Atlantic since 1995. Age 53.
--------------------------------------------------------------------------------------

[PHOTO]                   RICHARD L. CARRION, Chairman of the Board, President and
                          Chief Executive Officer, Popular, Inc. (bank holding
                          company - formerly BanPonce Corporation), since 1990.
                          Chairman of the Board, President and Chief Executive
                          Officer, Banco Popular de Puerto Rico, since 1993. Director of Bell Atlantic since August 1997 (Director of NYNEX
                          1995-1997); member of Human Resources Committee. Age 45.
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[PHOTO]                   JAMES G. CULLEN, President and Chief Executive
                          Officer - Telecom Group, Bell Atlantic Corporation, since
                          August 1997; Vice Chairman (1995-August 1997); President
                          (1993-1995); President and Chief Executive Officer, Bell
                          Atlantic - New Jersey, Inc. (1989-1993). Director of Johnson
                          & Johnson; Prudential Life Insurance Company; Advisory
                          Director of First Union Atlantic. Director of Bell Atlantic
                          since 1995. Age 55.
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[PHOTO]                   LODEWIJK J.R. DE VINK, President and Chief Operating
                          Officer, Warner-Lambert Company, since 1991. Director of
                          Warner-Lambert Company. Director of Bell Atlantic since
                          August 1997 (Director of NYNEX 1995-1997); member of Finance
                          Committee. Age 53.
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[PHOTO]                   JAMES H. GILLIAM, JR., Executive Vice President and General
                          Counsel, and Member of the Executive Committee, Beneficial
                          Corporation (financial services), since 1992. Director of
                          Beneficial Corporation; Beneficial National Bank. Trustee of
                          Howard Hughes Medical Institute. Director of Bell Atlantic
                          since 1989; member of Audit Committee and Human Resources
                          Committee. Age 52.

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
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[PHOTO]                   STANLEY P. GOLDSTEIN, Chairman of the Board and Chief
                          Executive Officer, CVS Corporation, since 1987; President
                          (1985-1993). Director of Footstar Incorporated; LNT
                          Incorporated. Director of Bell Atlantic since August 1997
                          (Director of NYNEX 1990-1997); member of Audit Committee.
                          Age 63.
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[PHOTO]                   HELENE L. KAPLAN, Of Counsel to the law firm of Skadden,
                          Arps, Slate, Meagher & Flom LLP, since 1990. Director of The
                          Chase Manhattan Corporation; The May Department Stores
                          Company; Metropolitan Life Insurance Company; Mobil
                          Corporation. Director of Bell Atlantic since August 1997
                          (Director of NYNEX 1990-1997); Chair of Public
                          Responsibility Committee. Age 64.
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[PHOTO]                   THOMAS H. KEAN, President, Drew University, since 1990.
                          Governor, State of New Jersey (1982-1990). Director of
                          Amerada Hess Corporation; ARAMARK Corporation; Beneficial
                          Corporation; Fiduciary Trust Company International; United
                          Healthcare Corporation. Chairman of Carnegie Corporation.
                          Director of Bell Atlantic since 1990; member of Public
                          Responsibility Committee. Age 62.
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[PHOTO]                   ELIZABETH T. KENNAN, President Emeritus, Mount Holyoke
                          College, since 1995; President (1978-1995). Director of
                          Kentucky Home Mutual Life Insurance Company; Kentucky Home
                          Life Insurance Company; Northeast Utilities; Putnam Funds,
                          Inc.; Talbots Inc. Director of Bell Atlantic since August
                          1997 (Director of NYNEX 1984-1997); member of Audit
                          Committee, Human Resources Committee and Executive
                          Committee. Age 60.
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[PHOTO]                   JOHN F. MAYPOLE, Managing Partner, Peach State Real Estate
                          Holding Company, Corporate Director and Consultant, since
                          1984. Director of Dan River Inc.; Massachusetts Mutual Life
                          Insurance Company. Director of Bell Atlantic since 1983;
                          Chair of Audit Committee and member of Finance Committee and
                          Executive Committee. Age 58.

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
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[PHOTO]                   JOSEPH NEUBAUER, Chairman and Chief Executive Officer,
                          ARAMARK Corporation (managed services), since 1984. Director of Federated Department Stores; First Union Corporation.
                          Director of Bell Atlantic since 1995; member of Public
                          Responsibility Committee. Age 56.
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[PHOTO]                   THOMAS H. O'BRIEN, Chairman and Chief Executive Officer, PNC
                          Bank Corp., since 1992; Chairman, President and Chief
                          Executive Officer (1988-1991). Director of Hilb, Rogal and
                          Hamilton Company. Director of Bell Atlantic since 1987;
                          Chair of Human Resources Committee and member of Executive
                          Committee. Age 61.
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[PHOTO]                   ECKHARD PFEIFFER, President and Chief Executive Officer,
                          Compaq Computer Corporation, since 1991. Director of Compaq
                          Computer Corporation; General Motors Corporation; Hughes
                          Electronics Corporation. Director of Bell Atlantic since
                          1996; member of Finance Committee. Age 56.
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[PHOTO]                   HUGH B. PRICE, President and Chief Executive Officer,
                          National Urban League, since 1994. Vice President of
                          Rockefeller Foundation (1988-1994). Director of Metropolitan
                          Life Insurance Company; Sears, Roebuck and Co. Director of
                          Bell Atlantic since August 1997 (Director of NYNEX
                          1995-1997); member of Governance and Board Affairs Committee and Public Responsibility Committee. Age 56.
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[PHOTO]                   ROZANNE L. RIDGWAY, Former Assistant Secretary of State for
                          Europe and Canada (1985-1989). Co-Chair, The Atlantic
                          Council of The United States (a private foreign policy
                          institute) (1993-1996); President (1989-1992). Director of
                          The Boeing Company; Citicorp and Citibank; Emerson Electric
                          Company; Minnesota Mining and Manufacturing Company; RJR
                          Nabisco; Sara Lee Corporation; Union Carbide Corp. Director
                          of Bell Atlantic since 1990; member of Governance and Board
                          Affairs Committee and Executive Committee. Age 62.

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
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[PHOTO]                   FREDERIC V. SALERNO, Senior Executive Vice President and
                          Chief Financial Officer/Strategy and Business Development,
                          Bell Atlantic Corporation, since August 1997, having served
                          NYNEX Corporation as Vice Chairman - Finance and Business
                          Development (1994-1997) and President - Worldwide Services
                          Group, Inc. (1991-1994). Director of Avenor, Inc.; Avnet
                          Inc.; The Bear Stearns Companies Inc.; Orange and Rockland
                          Utilities, Inc.; Viacom Inc. Director of Bell Atlantic since
                          August 1997 (Director of NYNEX 1991-1997). Age 54.
--------------------------------------------------------------------------------------
[PHOTO]                   IVAN G. SEIDENBERG, Vice Chairman, President and Chief
                          Operating Officer, Bell Atlantic Corporation, since August
                          1997, having served NYNEX Corporation as Chairman of the
                          Board and Chief Executive Officer (1995-1997), President and
                          Chief Executive Officer (January-March, 1995), Chief
                          Operating Officer (March-December, 1994) and Vice Chairman
                          (1991-1995). Director of AlliedSignal Inc.; American Home
                          Products Corporation; Boston Properties, Inc.; CVS
                          Corporation; Viacom Inc. Director of Bell Atlantic since
                          August 1997 (Director of NYNEX 1991-1997); member of
                          Executive Committee. Age 51.
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[PHOTO]                   WALTER V. SHIPLEY, Chairman of the Board and Chief Executive
                          Officer, The Chase Manhattan Corporation, since 1996.
                          Chairman of the Board and Chief Executive Officer, Chemical
                          Banking Corporation (1994-1996); President (1992-1993).
                          Director of Champion International Corporation. Director of
                          Bell Atlantic since August 1997 (Director of NYNEX
                          1983-1997); Chair of Finance Committee and member of
                          Executive Committee. Age 62.
--------------------------------------------------------------------------------------

[PHOTO]                   RAYMOND W. SMITH, Chairman of the Board and Chief Executive
                          Officer, Bell Atlantic Corporation, since 1989. Director of
                          CBS Corporation; CoreStates Financial Corp; US Airways
                          Group, Inc. Director of Bell Atlantic since 1985; member of
                          Executive Committee. Age 60.
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[PHOTO]                   JOHN R. STAFFORD, Chairman of the Board, President and Chief
                          Executive Officer, American Home Products Corporation, since
                          1986 (did not hold the additional title of President for the period 1990-1993). Director of AlliedSignal Inc.; The Chase
                          Manhattan Corporation; Deere & Company. Director of Bell
                          Atlantic since August 1997 (Director of NYNEX 1989-1997);
                          Chair of Executive Committee and member of Governance and
                          Board Affairs Committee. Age 60.

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
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[PHOTO]                   MORRISON DES. WEBB, Executive Vice President - External
                          Affairs and Corporate Communications, Bell Atlantic
                          Corporation, since August 1997, having served NYNEX
                          Corporation as Executive Vice President, General Counsel and
                          Secretary (1995-1997), Vice President - Law (1994-1995) and
                          Vice President - General Counsel, New England Telephone
                          Company (1991-1994). Director of Bell Atlantic since August
                          1997. Age 50.
--------------------------------------------------------------------------------------

[PHOTO]                   SHIRLEY YOUNG, Vice President, China Strategic Development,
                          General Motors Corporation, since 1996; Vice President,
                          Consumer Market Development (1988-1996). Director of The
                          Bombay Company, Inc.; Harrah's Entertainment, Inc.;
                          Consultant Director of Dayton Hudson Corporation. Director
                          of Bell Atlantic since 1986; Chair of Governance and Board
                          Affairs Committee. Age 62.

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                         RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS
                              ITEM 2 ON PROXY CARD

Subject to shareowner ratification, the Board of Directors, acting upon the recommendation of the Audit Committee, has reappointed the firm of Coopers & Lybrand LLP, Certified Public Accountants, as independent accountants to examine the financial statements of Bell Atlantic for the fiscal year 1998. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. If this appointment is not ratified by shareowners, the Audit Committee may reconsider its recommendation.

One or more representatives of Coopers & Lybrand are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

--------------------------------------------------------------------------------

                              SHAREOWNER PROPOSALS
                           ITEMS 3 - 7 ON PROXY CARD

The shareowners named below have told us that they intend to have the following proposals presented at the Annual Meeting. Approval of a shareowner proposal requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting on the matter. The Board has concluded that it cannot support these proposals for the reasons given.

ITEM 3 ON PROXY CARD:
Mrs. Evelyn Y. Davis, Watergate Office Building, Suite 215, 2600 Virginia Avenue, NW, Washington DC 20037, record owner of 212 shares of the Company's common stock, proposes the following:

"RESOLVED: That the shareholders recommend that the Board take the necessary step that Bell Atlantic specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.

REASONS: In support of such proposed Resolution it is clear that the shareholders have a right to

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

comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management. Last year the owners of 41,189,118 shares, representing approximately 14.1% of shares voting, voted FOR this proposal. If you AGREE, please mark your proxy FOR this proposal."

BOARD OF DIRECTORS' POSITION:
The Board of Directors does not believe the adoption of this proposal would impart any meaningful additional information to shareowners. The Board believes that the disclosure requirements of the Securities and Exchange Commission ("SEC") currently provide shareowners with sufficient information with respect to compensation matters. In accordance with SEC rules, the Company already provides detailed information in its proxy statement regarding the compensation of its most highly compensated executive officers, including the terms and conditions of any contractual agreements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 4 ON PROXY CARD:
Mr. John J. Gilbert and Mrs. Margaret R. Gilbert, 29 East 64th Street, New York, NY 10021-7043, who are co-trustees of family trusts holding 625 shares, represent additional family holdings of 1,632 shares, and own 185 shares of the Company's common stock, and Mrs. Edith Rudy and Mr. Edward Rudy, Box 7077, Yorkville Station, New York, NY 10128-7077, who own 674 shares of the Company's common stock, propose the following:

"RESOLVED: That the stockholders of Bell Atlantic Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

REASONS: Strong support along the lines we suggest were shown at the last annual meeting when 23%, 41,942 owners of 65,611,011 shares, were cast in favor of this proposal. The vote against included 5,086 unmarked proxies [representing 9,112,775 shares].

California law still requires that unless stockholders have voted not to have cumulative voting they will have it. Ohio also has the same provision.

The National Bank Act provides for cumulative voting. In many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. In many cases authorities come in after and say the director or directors were not qualified. We were delighted to see the SEC has finally taken action to prevent bad directors from being on boards of public companies. The SEC should have hearings to prevent such persons becoming directors before they harm investors.

Many successful corporations have cumulative voting. Example, Pennzoil defeated Texaco in that famous case. Texaco's recent problems might have also been prevented with cumulative voting, getting directors on the board to prevent such things. Ingersoll-Rand, also having cumulative voting, won two awards. FORTUNE magazine ranked it second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, Ingersoll-Rand excels." In 1994 and 1995 they raised their dividend.

Lockheed-Martin, as well as VWR Corporation, now have a provision that if anyone has 40% or more of the shares cumulative voting applies; it does apply at the latter company.

In 1995 American Premier adopted cumulative voting. Alleghany Power System tried to take away cumulative voting, as well as put in a stagger system, and stockholders defeated it, showing stockholders are interested in their rights. Also, Hewlett Packard, a very successful company, has cumulative voting.

Another reason for having cumulative voting is because of the large holdings of the employee shareholders. Many employee shareholders have shown their interest in having good directors on the board to see about pension funds, etc.

If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

BOARD OF DIRECTORS' POSITION:
The Board of Directors firmly believes that the present system of electing Directors, in which those Directors receiving a plurality of the votes cast by the shareowners as a whole are elected, best assures that the directors will honor their duties to represent the interests of all shareowners, and not just a particular group. Cumulative voting, which the proponents recommend, would permit a minority of shareowners to pool their voting power to attempt to elect a candidate who would advocate the faction's special viewpoints, even when these viewpoints diverge from the interests of the other shareowners. The resulting inability to exercise independent judgment by one or more "special interest" directors could adversely affect the Board's sound analysis and timely conduct of affairs, to the detriment of the Company and all shareowners.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 5 ON PROXY CARD:
Mr. Robert S. Kopach, 4309 San Carlos Drive, Fairfax, VA 22030, who owns 1,000 shares of the Company's common stock, proposes the following:

"RESOLVED: I recommend that the current Short and Long Term Incentive Awards for executive officers be abolished. The new Short Term Incentive Award that I propose would be tied proportionally to the price of the stock at the year's end. For example if the stock price at the end of the year is up 20% then the incentive would be 20% of the officer's salary.

REASONS:
1. Management is adequately compensated by salary alone as illustrated in the Summary Compensation table. As shareholders our money is at risk as are our Executive Officers' Bonuses. Under my Short Term Incentive Plan executive officers' salaries would be aligned with the shareholder's return. This would be achieved by tying their bonuses to the stock price appreciation. This would be clear and fair.

2. Under the current Short Term Incentive award, the Executive Officers are being compensated from 85% to over 130% of their salary. The goals that are set for bonuses must be easily attainable with this kind of return. This is absurd and they talk about shareholder value.

3. There is no need for any Long Term Incentive award. Under the current incentive package, the officers are getting rich at the expense of the customers, employees and shareholders. These compensation packages keep going up and up. It has gotten completely out of control. When and where will it end? My plan would put a necessary limit on this abuse of these compensation packages.

4. We need to bring some justice and equity back into the workplace. There is too big a gap between the salary of the executive officers and the pay of the average worker. The pay an Executive Officer makes in a few years far exceeds the average worker's lifetime earnings.

5. The Company says this level of compensation is necessary to attract and keep quality people. They argue that their package is in line with other companies in their peer group. We, as shareholders, in this company, want Bell Atlantic to be better than not in line with others. Bell Atlantic needs to set an example by installing my proposal and becoming a leader in this reform.

6. The only reason management gets away with this abuse of power is that most of the shareholders do not take the time to read the proxy or vote, trusting management to do the right thing. The media needs to expose these high salaries and excessive compensation packages. They should not fear the loss of corporate advertising dollars. They should fulfill their obligation to inform and educate the public.

7. Management needs to be held accountable. A vote for my proposal will send a clear message to management and remind them that they work for us, the shareholders. Let's make it right and make management walk the talk."

BOARD OF DIRECTORS' POSITION:
As explained in detail in the Report of the Human Resources Committee on Executive Compensation beginning on page 14, compensation of executive officers is set at levels which are intended to be sufficiently competitive with companies of similar size and complexity to permit the Company to attract and retain the best possible individuals. The Company's compensation plans are structured to provide incentives for executive officer performance that results in continuing improvements in the Company's financial and operational results and total return to shareowners over both the short term and long term. Since a significant portion of incentive compensation is in the form of Company stock options, the amount of value generated for the Company's shareowners is a key factor -- but not the only factor -- in determining the value ultimately realized by executive officers under the plans. In addition to stock price, executive officer compensation is based on a number of other factors, including Company financial performance, customer satisfaction and individual performance. The Human Resources Committee believes that this combination of incentives for executive officer performance is in the best interest of shareowners.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 6 ON PROXY CARD:
Edwin J. Ward, 32 Angela Lane, Bay Shore, NY 11706, owner of 1,721 shares of the Company's common stock, and Robert A. Rehm, 50-11 Fairfield Way, Commack, NY 11725, owner of 849 shares of the Company's common stock, propose the following:

"RESOLVED: That the shareholders of Bell Atlantic urge their Board of Directors to seek shareholder approval for all future or renewed severance agreements with the Company's executive officers, including so-called "golden parachute" and "golden good-bye" severance agreements, that provide more generous pay-outs than the Senior Management Retirement Income Plan available to other senior managers.

For the purposes of this resolution, "golden parachutes" are defined as severance agreements triggered when executives are terminated or resign after a change in corporate control; and "golden good-byes" are defined as severance payments made to executives who terminate their employment voluntarily, including early retirement, or who are terminated without good cause.

SUPPORTING STATEMENT: "Golden parachute" and "golden good-bye" severance agreements are among the most lucrative and anti-shareholder executive compensation benefits. Without shareholder consent, such severance agreements create potential conflicts of interest and undermine shareholder confidence that executive pay is properly aligned with the interests of shareholders.

Resolutions requesting advance shareholder approval of golden parachute agreements have been approved by a majority of stockholders voting at six public companies since 1990. In 1996, the 12 golden parachute proposals included on large public company proxies received the support of an average 40.6 percent of shareholders voting, according to the Investor Responsibility Research Center
(IRRC).

Requiring shareholder approval of golden severance agreements is very popular for a very good reason. Directors, including outside directors, typically owe their lucrative board appointments to incumbent management. Corporate boards are often not in the best position to question or challenge the value to shareholders of executive severance agreements that -- at worst -- are entrenchment devices that could deter a takeover bid, or that -- at best -- pay an executive far more than the company's normal pension benefits for nothing more than agreeing to resign or retire gracefully.

At Bell Atlantic, the six employee directors have all been awarded lucrative "golden good-bye" agreements. For example, according to the Company's 1997 Proxy Statement, if Mr. Seidenberg is terminated without cause, dies, or even if "the Board fails to appoint [him] to the position of Chief Executive Officer or Chairman", he "is entitled to receive post-separation payments" equal to the value of all the compensation he would have received as CEO and Chairman had he held those jobs through July of 2002!

Golden severance agreements are, on average, extremely costly to shareholders. A 1996 IRRC study of 179 recently merged companies revealed that among the 55 companies that disclosed the value of cash-only severance pay-outs triggered by a change in control, total payments by each company ranged from $750,000 to $75.5 million -- with a median pay-out of $11 million. The CEOs at these companies received as much as $15.8 million, with a median pay-out of $3.4 million. And in 1995, Scott Paper's board awarded CEO Albert Dunlap a golden good-bye severance package valued at between $90 and $100 million, according to The Wall Street Journal.

Golden severance agreements also reduce shareholder value and tend to reward mismanagement. A 1990 study by the United Shareholders Association of 1,000 major U.S. corporations found that the average annualized two-year return was 20 percent higher for the 559 companies whose management did not hold golden parachutes.

We urge all shareholders to mark their proxy FOR this proposal."

BOARD OF DIRECTORS' POSITION:
The Board of Directors believes that a blanket prohibition on the use, without shareowner approval, of "golden parachute" and "golden good-bye" agreements would unduly restrict the key Board function of hiring, retaining and, when necessary, terminating senior management of the Company. It has been the Company's policy not to enter into such employment agreements on a routine basis or with large classes of executives. While agreements have been entered into with some executives, those agreements have been based on case-by-case assessments of the past and future value of the executive's services, the circumstances of the executive's departure, and other strategic considerations. As noted by the proponents, the

Company did enter into special, limited agreements with the six employee Directors relating to their possible departures following the Company's merger of equals with NYNEX Corporation. The Boards of both companies believed that, in the context of one of the largest corporate mergers in history, these agreements were both reasonable and appropriate as retention devices to ensure the most effective integration process and the realization of the merger's benefits.

The Board believes that employment agreements, when used judiciously under appropriate circumstances, will promote shareowners' interests by assisting the Company in managing, recruiting and retaining the best executives possible to lead our business. In most cases (e.g., mergers, unexpected executive departures, etc.) it would simply not be feasible for the Company to wait the several months necessary to seek shareowner approval before acting on such crucial matters. Accordingly, the Board believes it should retain the flexibility to use such agreements, where they are appropriate, without the often impractical requirement of shareowner approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM 7 ON PROXY CARD:
The Association of BellTel Retirees Inc., 157 Main Street/P.O. Box 33, Cold Spring Harbor, NY 11724, which owns 107 shares of the Company's common stock, and John A. Parente, 2805 Granville Avenue, Schenectady, NY 12306-2225, who owns 5,207 shares of the Company's common stock, propose the following:

"RESOLVED: The shareholders of Bell Atlantic urge the Company's Board of Directors to take the steps necessary to amend the Company's By-Laws, after the 1998 annual meeting, to provide that the Board of Directors shall consist of a majority of independent directors and that no more than two directors shall be current or former management employees ("insiders"). For these purposes, the definition of independent director shall mean a director who:

has not been employed by the Company or an affiliate in the previous five years;

is not a relative of any member of the Company's management;

provides no other personal or professional services for pay to the Company;

is not employed by a significant supplier or provider of professional services to the Company;

is not employed by a foundation, university or other nonprofit institution that has received a grant or endowment from the Company within the last five years;

is not an officer of a company on which any of the Company's top five executive officers also serves as a board member.

SUPPORTING STATEMENT: When the Company adopted its new post-merger By-Laws, it failed to include a provision recognizing the growing consensus that a majority of truly independent directors is critical to ensure investor confidence that top management is being held accountable to shareholders. Bell Atlantic's board has at least eight directors who are not independent, including six management directors, or "insiders", and two who hold interlocking directorships with Company officers.

Among the business and shareholder groups that endorse a majority of independent directors are the Business Roundtable, the National Association of Corporate Directors (NACD), the Council of Institutional Investors (CII), the California Public Employees Retirement System (CalPERS), the Investor Rights Association of America (IRAA) and the Association of BellTel Retirees.

In November 1996, the NACD published a Blue Ribbon Commission Report on Director Professionalism that took a strong stand against board candidates who have business relationships or interlocking directorships with Company officers. "Boards should ensure that any director candidate under consideration, with the exception of their own CEO or senior managers, is independent", the NACD report stated.

Bell Atlantic's board is both bloated and insufficiently independent of management. An average 66 percent of directors of S&P 500 companies are independent of management, according to an April 1997 report by the Investor Responsibility Research Center.

At the simplest level, management directors are not independent. Bell Atlantic's group of six "inside" directors undermine the board's ability to hold management accountable to shareholders. To effectively perform their role as monitors of management performance, directors must not be management employees who report to the CEO and whose careers are at his mercy.

Financial studies support the argument that independent directors can enhance share value.

Companies with independent boards receive higher initial tender offer premiums, concludes a 1996 study by Professor James Cotter in the Journal of Financial Economics. In tender offers, target company gains are "about 20 percentage points greater when the board is independent", Cotter finds. This is explained by the fact that "when the board is independent, takeover resistance and poison pills are likely to be used to enhance shareholder returns, rather than to entrench target managers".

An amendment to the Company's by-laws is the only way to ensure that the Board will at all times tend to operate independent of management control.

Please VOTE FOR this proposal."

BOARD OF DIRECTORS' POSITION:
The Board of Directors wholeheartedly agrees with the main premise of this proposal -- that the Board of Directors should consist of a majority of independent directors. In fact, the Bell Atlantic Board has consisted of a majority of such independent directors, under any reasonable definition of independence, at all times since the Company was founded in 1983. The proponents do not claim that the Board currently fails to meet this test, even under their own unduly restrictive definition of independence, and there is thus no basis for the proponents' statement that the Board is "insufficiently independent of management." There is no need to include such a well established commitment to Board independence in the Bylaws.

Furthermore, the Board does not believe that a commitment to an independent Board leads to the conclusion that the number of employee Directors must be limited to an arbitrary number. From 1983 to 1997, the Company's number of employee Directors ranged from one to four, reflecting a number of ever-changing circumstances, including succession planning and the strengths and roles of the various senior officers. In connection with the Company's 1997 merger of equals with NYNEX Corporation, the Board was restructured to contain equal numbers of non-employee Directors and equal numbers of employee Directors from each of the two companies. The management and Boards of both companies believed that it was important that the new Board have a maximum exposure to, and business information from, the most senior officers of each company, and therefore agreed that the new Board would contain six employee Directors out of a total of twenty-two Directors. It is likely that the number of employee Directors will decline once the process of integrating the two companies is complete.

Given the Board's history of independence, and concerns that any Bylaw arbitrarily limiting the number of employee Directors would unnecessarily restrict its flexibility to tailor the number of employee Directors to current business circumstances, the Board has concluded that it cannot support this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                     SUBMISSION OF SHAREOWNER PROPOSALS AND
                              DIRECTOR NOMINATIONS

Shareowners wishing to have a proposal included in the Board of Directors' 1999 Proxy Statement must submit the proposal so that the Corporate Secretary receives it no later than November 16, 1998. SEC rules set forth standards as to what shareowner proposals are required to be included in a proxy statement. In addition, the Company's Bylaws require that any shareowner wishing to make a nomination for Director, or wishing to introduce a proposal or other business, at a shareowner meeting must give the Company at least 60 days' advance written notice, and that notice must meet certain requirements set forth in the Bylaws. Shareowners may request a copy of the Bylaws from the Corporate Secretary, Bell Atlantic Corporation, 1095 Avenue of the Americas, 38th Floor, New York, NY 10036.

                             EXECUTIVE COMPENSATION

                    REPORT OF THE HUMAN RESOURCES COMMITTEE
                           ON EXECUTIVE COMPENSATION

This report is made by the Human Resources Committee of the Board (the "HRC"), which is the committee charged with establishing and administering the policies and plans which govern compensation for the named executive officers listed in the compensation tables in this proxy statement. In the case of the compensation of named executive officers who are also members of the Board, the HRC makes recommendations which are subject to approval by non-employee members of the Board.

In connection with the Company's merger with NYNEX on August 14, 1997 (the "Merger"), the HRC conducted a comprehensive review of the Company's executive compensation programs. The HRC, with the advice and assistance of an independent compensation consultant, surveyed executive compensation at 43 companies whose revenues, number of employees and lines of business caused them to be considered appropriate peer companies for review. The companies included not only the four companies characterized as the "peer group" on page 20 of this proxy statement, but also 39 other companies considered by independent consultants to be appropriate for comparison. Based upon an assessment of the scope of responsibilities of executive and senior management positions of the surveyed companies, and the levels of compensation at those peer companies, the HRC established post-Merger compensation levels for a Senior Management group consisting of top executives of the Company. Each of the named executive officers is a member of that Senior Management group. At the same time, the HRC adopted post-Merger amendments to the Company's executive compensation plans and policies. The HRC's amendments to the compensation plans and policies were effective as of the date of the Merger, as were the HRC's approvals of post-Merger compensation levels for each member of the Senior Management group.

This report summarizes not only the philosophy, structure and compensation levels of the Company's post-Merger executive compensation programs for 1997, but also the pre-Merger compensation programs maintained separately by the Company and by NYNEX to the extent that they affected compensation earned by the Company's named executive officers for the pre-Merger portion of 1997.

PHILOSOPHY

Both before and after the Merger, the compensation of the named executive officers of the Company has been set at levels which are intended to be sufficiently competitive with companies of similar size and complexity to permit the Company to attract, retain and motivate the best possible individuals. The HRC maintains a "total compensation" perspective and takes into account the various components of remuneration, such as cash and stock compensation, deferred compensation and retirement programs, health and welfare benefits and perquisites, when approving the component parts of the compensation program.

The HRC periodically engages independent consultants to review total compensation and component pay levels at comparable companies. For targeted levels of performance, the post-Merger compensation program is designed to be consistent with median pay levels of the 43 peer companies, after adjusting the compensation paid at the smallest of the peer companies to take account of their less than comparable size.

Both before and after the Merger, each of the named executive officer's compensation is based upon both individual and Company performance, and the program emphasizes a pay-for-performance philosophy. The compensation plans have been structured to provide incentives for executive officer performance that results in continuing improvements in the Company's financial results, customer satisfaction, and stock price over both the short term and the long term. The plans have also been designed to emphasize the creation of shareowner value. This is accomplished by aligning the interests of the Company's executives and its shareowners by providing for payment of a significant portion of incentive compensation in the form of stock options. Thus, the value generated for the Company's shareowners is a key factor in determining the value ultimately realized by the named executive officers under the plans.

At the time of the Merger, the HRC demonstrated renewed commitment to the pre-Merger emphasis by the Company and NYNEX on stock ownership by the named executive officers. Each of the top two officers of the Company will be required to acquire and hold Company shares with a value of five times the officer's base salary rate then in effect. That multiple represents a 25% increase in the level of required ownership of Company stock. Furthermore, the HRC extended the coverage of the stock ownership guidelines to those members of the new Senior Management group who were not covered prior to the Merger. Senior Managers other than the top two officers of the Company will be required, over the course of five years, to accumulate an ownership interest in Company stock with a value equal to one to four times their respective base salary rates, depending upon the individual's Senior Management compensation band. To reaffirm its commitment to stock ownership by executives, the HRC's post-Merger compensation program places a greater weighting on stock options as a percentage of total compensation.

COMPENSATION STRUCTURE

The structure for the compensation of the named executive officers effective after the Merger consists of three principal parts: salary, a short term performance-based incentive paid in cash, and a long term incentive in the form of stock options.

As more fully described below, two of the three principal components of the compensation program are performance-based and at risk, meaning that the ultimate value of the total compensation depends on factors which include company financial performance, customer satisfaction, individual performance, and stock price. The long term incentive component, in the form of stock options, is entirely tied to the performance of the Company's stock. The short term incentive component is performance-based and tied to the achievement of business, financial and customer satisfaction objectives. The salary component, once established, is not subject to contingency and is paid in cash. The HRC regularly reviews each component of executive compensation.

The HRC's January 1997 decisions affecting compensation of the named executive officers for 1997 were based on an extensive market study which had been conducted by the HRC's independent consultants in 1995 and brought up to date for purposes of determining whether there should be any change in the 1997 compensation structure. As compared to the compensation structure in effect during 1996, the HRC decided to increase the overall compensation structure by three percent at the beginning of 1997.

Prior to the Merger, the Company's compensation structure for Senior Managers (including executive officers) consisted of a set of approximately 15 salary grades, each of which was pegged to an annual dollar amount known as the salary midpoint. Under the terms of that prior program, the target amount of short term incentive bonuses and the number of stock options granted per annum were uniform for executive officers within any given salary grade. For the pre-Merger compensation program, the HRC annually considered whether to adjust the stated salary midpoint for each of the salary grades applicable to the executive officers, usually adjusting each salary grade by the same percentage. The HRC furthermore determined for each salary grade, from time to time, an appropriate target short term incentive bonus under the Company's Short Term Incentive Plan (the "STIP"), derived as a percentage of the salary grade midpoint. The applicable percentage increased from the lower end of the salary grade range up to the salary grade assigned to the Chief Executive Officer.

By contrast, the HRC's post-Merger modification of the Company's compensation structure provides for a market-based set of four broad compensation bands, plus two categories above those bands for the Chairman and Chief Executive Officer and for the Vice Chairman, President and Chief Operating Officer. For each of the four broad bands and two categories, the HRC approved in August 1997 a range of annual base salary rates, a short term incentive percentage and a long term incentive percentage. For executive officers in a given band or category, the product of the short term percentage times the individual's actual annual salary rate determines the maximum short term incentive award for the ensuing year. Likewise, the product of the long term percentage times the individual's actual salary (as modified by a proration factor due to the date of the Merger) formed the base value for the aggregate number of stock options granted in 1997. Under the short term and long term incentive programs, however, the HRC reserves the discretion to increase or decrease the short term award or the number of options based on individual performance.

Under the post-Merger compensation program, the HRC approved, effective as of the Merger date, the salary range for each band and category and the annual salary rate for each Senior Manager, including the named executive officers.

Under the post-Merger program, it is contemplated that the HRC will review on an annual basis, with the advice of an independent consultant, what adjustment (if any) it is appropriate to make in the existing salary structure for the Senior Management group.

COMPONENTS OF COMPENSATION

SALARY. Salaries shown in Column (c) of the Summary Table represent the non-contingent portion of cash compensation for the named executive officers for 1997. Changes in salary depend upon such factors as individual performance, the period of time since the last change in the individual's salary or salary grade, whether the individual's current salary is below or above the middle of the range for that grade, and the economic and business conditions affecting the Company at the time.

The post-Merger salary levels recommended to the HRC by management on the Merger date reflected the results of an analysis of the scope of duties and responsibilities of each position and the appropriate market-based salary for such a position within the range afforded by the applicable Senior Management compensation band or category.


SHORT TERM INCENTIVE. The amounts shown under "Bonus" in Column (d) of the Summary Table for Messrs. Smith, Cullen and Babbio represent the aggregate amount of the short term incentives awarded to the named executive officers for the pre-Merger and post-Merger performance periods of 1997 pursuant to the STIP. For Messrs. Seidenberg and Salerno, the amounts reported in Column (d) represent the sum of the amounts awarded under the NYNEX Senior Management and Executive Officer Short Term Incentive Plans ("NYNEX STIP") for pre-Merger 1997 performance, and the amount awarded under the STIP for post-Merger 1997 performance.


Under the STIP, the amount of the short term incentive awarded to each named executive officer depends in part upon growth in Earnings Per Share ("EPS") and in part on customer satisfaction indicators over the applicable performance period (for 1997, treating the first 7 calendar months of the year as the pre-Merger period and the last 5 calendar months as the post-Merger period). For the 1997 pre-Merger performance period, the HRC made no changes in the financial and customer satisfaction performance criteria, or in the ranges and factors for converting criteria results into awards, which had been in effect under the STIP for the 1996 performance year.

Furthermore, for a named executive officer who has management responsibilities for a particular line of business or business sector, the short term incentive also depends on certain additional financial results and strategic accomplishments of that line of business or business sector, including the business activities of one or more subsidiaries. During the year, the HRC may decide to exclude from the determination of the applicable EPS growth the effects of such factors as changes in accounting methods or items considered extraordinary, unusual, or infrequently occurring. The HRC reviews the applicable EPS growth and potential adjustments at each of its meetings and reports regularly to the Board on any adjustments.


Under the NYNEX STIP for pre-Merger 1997, the amount of the short term incentive awarded to Messrs. Seidenberg and Salerno depended upon certain financial, service and management effectiveness criteria, as approved by the Committee on Benefits of the NYNEX Board of Directors at the beginning of the performance period.


For the pre-Merger portion of 1997 under the STIP, for the majority of executive officers, the relative success of the Company and its subsidiaries in achieving customer satisfaction had a 25% weighting when determining an individual's short term incentive award for 1997, while financial and/or other strategic objectives were generally weighted 75%, as had been the case in 1996. The final outcome for the year, based on the EPS scale and customer satisfaction levels, is used to determine the STIP for the Chief Executive Officer, and is also used in determining amounts payable under the annual profit sharing plan applicable to approximately one-third of the employees of the Company's subsidiaries.

In January 1998, the Committee found that the pre-Merger STIP performance results were so nearly equal to the pre-Merger NYNEX STIP results that it would be in the interest of the Company to determine the amount of all pre-Merger 1997 short term incentives (before any modifications for individual performance) based upon the slightly higher factor achieved by pre-Merger NYNEX.


From time to time during 1997, the HRC made special awards to executive officers, in addition to the STIP, for extraordinary achievement in furthering the Company's strategic goals. Such awards have generally been granted primarily in Company stock. On occasion, in connection with awards relating to the Company's investments in businesses with publicly traded stock, the award may be granted in the form of options in that stock.


STOCK OPTIONS. The long term incentive component of compensation arises from the Company's grant of stock options under the Company's Stock Option Plan.

The HRC began the transition to the use of stock options as the sole component of long term compensation in 1994, and accordingly increased substantially the target value of annual stock option grants to be awarded at each salary grade over the course of four grant years (1994-1997). Under the Stock Option Plan for pre-Merger 1997, the HRC set the number of options to be granted based on the recipient's salary grade. At the time of the Merger, in connection with the approval of four broad compensation bands for the Senior Management group, the HRC approved a policy of granting stock options based upon a long term incentive percentage applicable to an individual's compensation band, the individual's base salary at the time of the grant, and any increase or decrease in the size of the individual grant which the Committee determines to be appropriate.

As a consequence of the market-based compensation study at the time of the Merger, and based upon the policy described in the previous paragraph, the HRC granted additional stock options to certain named executive officers on the date of the Merger.

All stock options under the Plan are granted with exercise prices equal to the fair market value of the stock on the date of grant and, therefore, any value which ultimately accrues to executive officers is based entirely on the Company's stock performance and bears a direct relationship to value realized by the Company's shareowners.

For those individuals who were formerly executive officers of NYNEX, the 1997 long term compensation was partly in the form of stock options and partly in the form of shares (or a mix of cash and shares of Company stock). The latter was awarded under a Long Term Incentive Plan ("LTIP") which has been terminated and which delivered its two final awards in 1997 and 1998.

1997 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

The plans and policies discussed above were the basis for the 1997 compensation of Raymond W. Smith, the Company's Chairman and Chief Executive Officer.


The annual salary shown for Mr. Smith for 1997 in Column (c) of the Summary Table resulted from an annual base salary which was $905,400 from January 1, 1997 through August 14, 1997, and $1,000,000 for the remainder of the year. Mr. Smith's STIP award for 1997 was $1,566,100, out of a possible range of zero to $1,566,100 established for him (prior to any discretionary adjustment for individual accomplishments and performance). In determining the award, the HRC compared (a) the Company's EPS growth from 1996 to 1997, after eliminating the financial consequences of certain extraordinary, unusual or infrequent events, and (b) customer satisfaction benchmarks established in 1996 and used again in 1997, and increased Mr. Smith's preliminary award from $1,409,490 to $1,566,100 for individual performance. During 1997, the HRC granted Mr. Smith a total of 237,669 stock options (included in the options set forth in the 1997 Option Table). For his accomplishments in connection with the successful completion of the Merger, the HRC recommended, and the Board approved, a special one-time award of deferred compensation with an initial value of $4 million.



APPLICABLE TAX CODE PROVISION



The HRC has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers. In 1994, shareowners approved an amendment to the Stock Option Plan, the purpose of which was to qualify amounts paid under that plan as "performance-based" compensation which may be excluded from the compensation to be taken into account for purposes of the one million dollar limit. In the HRC's opinion, the modifications to the STIP which would be necessary to similarly qualify payments under the STIP would not be in the Company's best interest. In 1997, the limitation under Section 162(m) had a $2.8 million net tax effect on the Company, which the HRC does not consider to be material to the Company's overall financial status. Section 162(m) is expected to have an immaterial effect on the Company again in 1998.



Respectfully submitted,



     Human Resources Committee



          Thomas H. O'Brien, Chairman



          Richard L. Carrion



          James H. Gilliam, Jr.



          Elizabeth T. Kennan

           ---------------------------------------------------------


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION



Mr. Seidenberg, Vice Chairman, President and Chief Operating Officer of the Company, is a Director of CVS Corporation and serves as a member of its Compensation Committee. Mr. Goldstein, Chairman of the Board and Chief Executive Officer of CVS Corporation, serves on the Company's Board of Directors but does not serve on the Company's Human Resources Committee.

                              COMPENSATION TABLES

The following tables contain compensation data for the Chief Executive Officer and the four other most highly compensated executive officers; compensation paid prior to August 14, 1997 by NYNEX Corporation to Messrs. Seidenberg and Salerno is included.

                                        SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------
       Dollars in Thousands
                                                                             Long Term
                                                                            Compensation
                                               Annual Compensation       ------------------
                (a)                         --------------------------     (g)        (h)         (i)
             Name and                (b)     (c)       (d)       (e)     Options/    LTIP      All Other
        Principal Position           Year   Salary    Bonus     Other    SARs (#)   Payouts   Compensation
----------------------------------------------------------------------------------------------------------
Raymond W. Smith                     1997   $940.8   $1,566.1   $146.1(1) 245,811               $4,008.0(3)
Chairman and Chief Executive         1996   $905.4   $1,200.0             230,194               $    7.5
  Officer                            1995   $842.4   $1,000.0   $ 71.9    158,030   $262.9      $    7.5

Ivan G. Seidenberg                   1997   $787.5   $1,799.3   $184.6(1) 161,026   $648.9(2)   $3,480.2(3)
Vice Chairman, President             1996   $695.0   $1,603.4   $ 40.9    125,000   $332.8      $  446.3
and Chief Operating Officer          1995   $640.0   $  844.0   $ 50.6    105,727   $288.5      $  369.6

Frederic V. Salerno                  1997   $593.7   $1,001.1   $111.5(1)  88,524   $646.9(2)   $1,370.7(3)
Senior Executive Vice President      1996   $530.0   $  604.2   $ 41.7     87,500   $339.9      $  287.4
and Chief Financial Officer/         1995   $530.0   $  699.6   $ 48.3     87,555   $289.4      $  305.3
Strategy and Business Development

James G. Cullen                      1997   $632.7   $  903.6             165,413               $1,510.5(3)
President and Chief Executive        1996   $555.4   $  802.5             154,315               $    7.5
Officer - Telecom Group              1995   $446.7   $  499.8              74,783   $ 58.4      $    7.5

Lawrence T. Babbio, Jr.              1997   $626.9   $  903.6             153,435               $1,510.5(3)
President and Chief Executive        1996   $531.5   $  802.5             150,209               $    7.5
Officer - Network Group and          1995   $434.5   $  499.8              74,415   $ 53.0      $    7.5
Chairman - Global Wireless Group
----------------------------------------------------------------------------------------------------------

(1) These amounts include incremental costs for personal use of the Company aircraft by Messrs. Smith, Seidenberg and Salerno in the amounts of $122,040, $146,470 and $64,601, respectively.

(2) Value of shares awarded under the NYNEX Corporation Senior Management Long Term Incentive Award Plan.

(3) These amounts include Merger implementation bonuses for Messrs. Smith, Seidenberg, Salerno, Cullen and Babbio in the amounts of $4,000,000, $3,000,000, $1,060,000, $1,502,500, and $1,502,500, respectively, as well as company contributions to the accounts of Messrs. Seidenberg and Salerno under NYNEX's defined contribution retirement plan (described on page 22) in the amounts of $422,725 and $259,475, respectively.
--------------------------------------------------------------------------------

                                         1997 AGGREGATED OPTION/SAR EXERCISES
                                            AND YEAR-END OPTION/SAR VALUES
----------------------------------------------------------------------------------------------------------------------
                                                         Number of Unexercised              Value of Unexercised
                                                       Options/SARs at Year-End             In-the-Money Options/
                           Shares        Value               (# of Shares)                 SARs at Year-End ($000)
                         Acquired on    Realized    ------------------------------------------------------------------
         Name            Exercise(#)     ($000)     Exercisable    Unexercisable(1)    Exercisable    Unexercisable(1)
----------------------------------------------------------------------------------------------------------------------
Raymond W. Smith            15,990      $  378.1     1,159,249          558,446         $40,687.2         $15,344.1
Ivan G. Seidenberg          10,384      $  340.5       335,190           18,294         $10,300.0         $   223.8
Frederic V. Salerno        110,633      $4,034.3       215,433           21,325         $ 6,565.7         $   322.5
James G. Cullen            144,182      $3,631.0       348,888          302,597         $11,298.0         $ 7,927.5
Lawrence T. Babbio, Jr.     34,884      $1,000.2       385,171          283,395         $12,864.9         $ 7,261.4
----------------------------------------------------------------------------------------------------------------------

(1) For Messrs. Smith, Cullen and Babbio, certain options granted in 1994 are not exercisable until nine years from grant date unless certain stock price hurdles are achieved.
--------------------------------------------------------------------------------

                                            1997 OPTION/SAR GRANTS
--------------------------------------------------------------------------------------------------------------
                                                        Individual Grants
                                 ---------------------------------------------------------------
                                 Number of Securities     % of Total     Exercise
                                      Underlying         Options/SARs     or Base
                                     Options/SARs         Granted to       Price      Expiration    Grant Date
             Name                     Granted(#)          Employees      ($/Share)       Date        Value(5)
------------------------------------------------------------------------------------------------      ($000)
                                                                                                    ---------
Raymond W. Smith                       230,194(1)            2.85%       $65.6875       1/2007       $2,348.0
                                         7,475(2)            0.09%        75.4375       8/2007           76.2
                                         1,357(3,4)          0.02%        73.6563       1/2001           13.8
                                         1,357(3,4)          0.02%        73.6563       1/2002           13.8
                                         1,357(3,4)          0.02%        73.6563       1/2003           13.8
                                         1,357(3,4)          0.02%        73.6563       1/2004           13.8
                                         1,357(3,4)          0.02%        73.6563       1/2005           13.8
                                         1,357(3,4)          0.02%        73.6563       1/2006           13.8
Ivan G. Seidenberg                     142,732(3)            1.76%       $61.8489       1/2007       $1,455.9
                                        11,975(2)            0.14%        75.4375       8/2007          122.1
                                         1,550(4)            0.02%        83.8125       1/2000           15.8
                                         1,192(4)            0.01%        83.8125       1/2001           12.2
                                         1,192(4)            0.01%        83.8125       1/2002           12.2
                                         1,192(4)            0.01%        83.8125       1/2003           12.2
                                         1,193(4)            0.01%        83.8125       1/2004           12.2
Frederic V. Salerno                     67,199(3)            0.82%       $61.8489       1/2007       $  685.4
                                        21,325(2)            0.26%        75.4375       8/2007          217.5
James G. Cullen                        145,525(1)            1.79%       $65.6875       1/2007       $1,484.4
                                         4,974(3,4)          0.06%        67.6250       1/2000           50.7
                                         1,478(3,4)          0.02%        67.6250       1/2002           15.1
                                         3,376(3,4)          0.04%        74.4063       1/2005           34.4
                                        10,060(3,4)          0.12%        71.0938       1/2005          102.6
Lawrence T. Babbio, Jr.                145,525(1)            1.79%       $65.6875       1/2007       $1,484.4
                                         1,707(3,4)          0.02%        71.0000       1/2000           17.4
                                         1,922(3,4)          0.02%        71.0000       1/2002           19.6
                                           320(3,4)          0.00%        73.9063       1/2005            3.3
                                         3,961(4)            0.05%        90.5625       1/2005           40.4
--------------------------------------------------------------------------------------------------------------

(1) One-half currently exercisable and remaining one-half exercisable on January 27, 1999; eligible for reload options.

(2) One-third exercisable on August 14, 1998; two-thirds exercisable on August 14, 1999; and fully exercisable on August 14, 2000; eligible for reload options.

(3) Presently exercisable.

(4) Granted in connection with a stock-for-stock exercise; exercisable six months from the date of grant; eligible for reload options.

(5) Black-Scholes calculation making the following assumptions: 5-year historic dividend yield; 5-year historic volatility; 10-year zero coupon bond rate as risk-free rate of return; and all options exercised at end of term.
--------------------------------------------------------------------------------

                            STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                  AMONG BELL ATLANTIC, OTHER RHCS, AND S&P 500

                         [STOCK PERFORMANCE LINE GRAPH]

DATA POINTS IN DOLLARS*           BELL ATLANTIC       OTHER RHCS         S&P 500
1992                                    $100.0           $100.0          $100.0
1993                                     121.2            118.0           110.0
1994                                     107.0            115.7           111.5
1995                                     151.0            181.7           153.3
1996                                     152.9            178.7           188.5
1997                                     224.0            258.0           251.4

The Company's peer group comprises Ameritech Corporation, BellSouth Corporation, SBC Communications Inc., and US West, Inc., regional holding companies ("RHCs") which, like the Company, commenced operations on January 1, 1984, following a court-approved divestiture of certain assets of the Bell System. Data for US West Communications common stock and US West Media Group common stock were combined for purposes of the total return calculation. NYNEX Corporation, formerly included in this peer group, is excluded as a result of its merger of equals with the Company.

The following supplemental graph presents a comparison of the Company's stock performance with that of the S&P 500 since the Company commenced operations. None of the elements of executive compensation reported above were determined on the basis of this comparison.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                          OF BELL ATLANTIC AND S&P 500
                   FROM DIVESTITURE THROUGH DECEMBER 31, 1997

                     [COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF BELL ATLANTIC & S&P 500 BAR GRAPH]

BELL ATLANTIC                                                  S&P 500
1078                                                               817

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

The Board of Directors has instituted stock ownership requirements for all executive officers and Directors. Under these requirements, by the end of a five-year period each of the top two officers of the Company is required to acquire and hold Company shares with a value of five times his base salary then in effect; other Senior Managers, depending upon their position, are required to acquire and hold shares having a value of one to four times salary. The Human Resources Committee of the Board monitors compliance with these stock ownership requirements on an annual basis. Additionally, Directors of the Company must hold a minimum of 2,500 shares, to be acquired over a period of not longer than five years.

On January 31, 1998, there were approximately 787,945,000 shares of Bell Atlantic common stock outstanding. The following table sets forth information as of January 31, 1998, regarding ownership of the Company's common stock by the named executive officers and other Directors. These shares represent, in the aggregate, less than one percent of the outstanding shares of the Company's common stock. Except as otherwise noted, each individual or his or her family member(s) has sole or shared voting and/or investment power with respect to such securities.

--------------------------------------------------------------------------------------------------------
                                              SHARES         OPTIONS         SHARES HELD
                                           BENEFICIALLY    EXERCISABLE          UNDER
NAME                                          OWNED        IN 60 DAYS     DEFERRAL PLANS(1)      TOTAL
--------------------------------------------------------------------------------------------------------
NAMED EXECUTIVE OFFICERS:
Raymond W. Smith                              96,980        1,397,585               --         1,494,565
Ivan G. Seidenberg                            47,450          238,731               --           286,181
Frederic V. Salerno                           22,650          146,373           22,102           191,125
James G. Cullen                               25,820          498,713               --           524,533
Lawrence T. Babbio, Jr.                       21,703          470,303            4,146           496,152
OTHER DIRECTORS:
Richard L. Carrion                               819               --              111               930
Lodewijk J.R. de Vink                            943               --              168             1,111
James H. Gilliam, Jr.                            254            3,000            3,977             7,231
Stanley P. Goldstein                           5,138               --              205             5,343
Helene L. Kaplan                               5,454               --              221             5,675
Thomas H. Kean                                 6,894            3,000            2,183            12,077
Elizabeth T. Kennan                            4,493               --               --             4,493
John F. Maypole                                2,394            3,500           10,417            16,311
Joseph Neubauer                                  241           21,000            7,528            28,769
Thomas H. O'Brien                                594           19,500           11,236            31,330
Eckhard Pfeiffer                               3,000            5,000            1,283             9,283
Hugh B. Price                                    599               --               --               599
Rozanne L. Ridgway                               642           15,000            6,189            21,831
Walter V. Shipley                              6,069               --               --             6,069
John R. Stafford                               6,334               --              202             6,536
Morrison DeS. Webb                            13,042           97,480               --           110,522
Shirley Young                                    672            3,000           14,851            18,523
All of the above and other Executive
  Officers as a Group (32 persons)           309,662        3,582,852          113,522         4,006,036
--------------------------------------------------------------------------------------------------------

(1) These shares may not be voted or transferred.
--------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and Directors. Based solely on a review of reports filed by the Company on these individuals' behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during calendar year 1997, except that the Company, as a result of administrative oversight, filed one report late to reflect a single transaction or holding on behalf of each of the following: Jacquelyn B. Gates, Alexander H. Good and Melvin Meskin, executive officers of the Company; William W. Adams and Thomas E. Bolger, former Directors of the Company; and Eckhard Pfeiffer, Director of the Company.

                                 PENSION PLANS

FOR EXECUTIVE OFFICERS WHO WERE COMPANY EXECUTIVES PRIOR TO THE COMPANY'S MERGER WITH NYNEX

For Messrs. Smith, Babbio and Cullen and other executive officers who were employed by the Company prior to its merger with NYNEX, the Company maintains a noncontributory, nonqualified pension plan known as the Bell Atlantic Senior Management Retirement Income Plan (the "Senior Management Retirement Plan").

The following table sets out, for a participant who has sufficient age and service to qualify for a retirement pension, the estimated annual target pension payable as a single life annuity under the Senior Management Retirement Plan for a participant age 60 or older, for various levels of final average pay and years of service:

  -------------------------------------------------------------------------------
   FINAL AVERAGE                      CREDITED YEARS OF SERVICE
        PAY             15          20           25           30       35 OR MORE
  -------------------------------------------------------------------------------
     $  250,000      $ 75,000   $  100,000   $  118,750   $  137,500   $  150,000
        500,000       150,000      200,000      237,500      275,000      300,000
      1,000,000       300,000      400,000      475,000      550,000      600,000
      1,500,000       450,000      600,000      712,500      825,000      900,000
      2,000,000       600,000      800,000      950,000    1,100,000    1,200,000
      2,500,000       750,000    1,000,000    1,187,500    1,375,000    1,500,000
  -------------------------------------------------------------------------------

Under the Senior Management Retirement Plan, an executive officer accrues a target pension in an amount equal to a percentage of "final average pay." This percentage factor increases with service, up to a maximum of 60 percentage points for an executive officer with 35 or more years of service. For purposes of calculating the target pension, "final average pay" means the average of an executive officer's base salary plus the Short Term Incentive Plan award for the highest five years of the final ten years of employment prior to retirement. The Senior Management Retirement Plan applies an early retirement discount of five percent for each year by which the date of retirement precedes age 60, although the Human Resources Committee may waive any or all of the discount on a case-by-case basis. The pension benefit payable under the Senior Management Retirement Plan is not subject to reduction for Social Security benefits, but is reduced dollar-for-dollar by the amount of the benefit paid from the trust of the Bell Atlantic Cash Balance Plan (the "BA Qualified Pension Plan").

The years of credited service under the Senior Management Retirement Plan, as of December 31, 1997, were 38 for Mr. Smith, 33 for Mr. Cullen and 31 for Mr. Babbio.

The BA Qualified Pension Plan is a noncontributory, qualified pension plan for salaried employees, including executive officers who were employed by the Company prior to the Merger and who are eligible to receive retirement benefits under the Senior Management Retirement Plan. Under the BA Qualified Pension Plan, retirement is mandatory at age 65 for certain executives, and retirement before age 65 can be elected if certain conditions are met. Annual pensions under the BA Qualified Pension Plan, as amended December 31, 1995, are computed using a cash balance methodology, which provides for pay credits equal to 4 percent to 7 percent (depending on age and service) of the first $160,000 worth of salary per annum, and monthly interest credits on the account balance (based on prevailing market yields on certain U.S. Treasury obligations). Pension amounts under the BA Qualified Pension Plan are not subject to reduction for Social Security benefits or other offset amounts. Section 415 of the Internal Revenue Code places certain limitations on pensions which may be paid from the trusts of federal income tax qualified plans, including the BA Qualified Pension Plan. Pension amounts for executive officers which exceed such Section 415 limitations will be paid from Company assets under the Senior Management Retirement Plan.

FOR EXECUTIVE OFFICERS WHO WERE NYNEX EXECUTIVES PRIOR TO THE MERGER

Messrs. Seidenberg and Salerno and other executive officers of the Company who were employed by NYNEX prior to the Merger participated throughout 1997 in a noncontributory, qualified pension plan known as the NYNEX Management Pension Plan (the "NYNEX Qualified Pension Plan"). Under that plan, pensions are computed on a single-life annuity basis and are not reduced for Social Security. At retirement, participants are eligible to receive a pension based upon the product of 1.6% times adjusted career-average compensation (after applying the Internal Revenue Code limitation of $150,000 per annum in 1996 and certain prior years and $160,000 per annum in 1997). Before applying those limitations, the adjusted career-average compensation is equal to the sum of (a) average annual salary from 1986 through 1990 times years of service as of December 31, 1990, plus (b) aggregate salary earned after that date. Pension amounts for executive officers which exceed the Section 415 limitations of the Internal Revenue Code will be paid from Company assets under the terms of a nonqualified pension plan. The table below sets forth the benefits that an executive officer would be eligible to receive upon retirement at age 65 under the NYNEX Qualified Pension Plan, assuming that the Internal Revenue Code's current $160,000 limitation on benefit-bearing compensation were in effect throughout the executive officer's career. As of December 31, 1997, Mr. Seidenberg had accrued 31 years of service and Mr. Salerno had accrued 32 years of service. For purposes of the following table, "Final Average Pay" means the result of dividing an individual's adjusted career-average compensation by the number of years of service on the retirement date.

  ---------------------------------------------------------------------
   FINAL AVERAGE                 CREDITED YEARS OF SERVICE
        PAY            15        20        25        30      35 OR MORE
  ---------------------------------------------------------------------
      $250,000       $38,400   $51,200   $64,000   $76,800    $89,600
       500,000        38,400    51,200    64,000    76,800     89,600
       700,000        38,400    51,200    64,000    76,800     89,600
       800,000        38,400    51,200    64,000    76,800     89,600
       900,000        38,400    51,200    64,000    76,800     89,600
  ---------------------------------------------------------------------

Messrs. Seidenberg and Salerno and other executive officers of the Company who were employed by NYNEX prior to the Merger also participated throughout 1997 in a noncontributory, nonqualified defined contribution retirement plan. The annual company contribution in 1997 was equal to 25% of base salary that exceeded $160,000, plus 25% of the executive officer's short term incentive. The amount of that company contribution for Messrs. Seidenberg and Salerno is included in the All Other Compensation column of the Summary Compensation Table on page 18.

--------------------------------------------------------------------------------

                             EMPLOYMENT AGREEMENTS

Upon consummation of the Merger in August 1997, the Company entered into employment agreements with Messrs. Smith and Seidenberg, with terms and conditions substantially as disclosed to shareowners in connection with the approval of the Merger in November 1996. These agreements provide for the employment of Mr. Smith and Mr. Seidenberg by the Company through December 1998 and August 2001, respectively, with levels of base and incentive compensation, benefits and perquisites which are each not less valuable than each executive's respective remuneration, benefits and perquisites at the time the Merger was consummated. In addition, the Company provides life insurance benefits for Mr. Smith in an amount comparable to the split-dollar life insurance coverage which NYNEX has maintained for Mr. Seidenberg (and which, pursuant to his employment agreement, Bell Atlantic continues to maintain for Mr. Seidenberg). Mr. Smith's employment agreement also calls for the Board to give consideration to any impairment of compensation or awards that Mr. Smith incurs as a result of retiring at the end of the employment period under his employment agreement rather than at some later time and to undertake to eliminate that impairment in an appropriate manner on or before Mr. Smith's retirement. Each of the agreements provides for various termination benefits in the event that the respective executive is either terminated without cause, terminates on account of death or disability, or is not appointed to the position of Chief Executive Officer or Chairman at the applicable respective times. If any of such events occurs, the executive is entitled to receive post-separation payments with a value equal to the compensation, benefits and other remuneration which the executive would have received if the executive had held the position(s) specified for him for the duration of the term of the executive's agreement.

The Company is a successor to certain restated retention agreements which NYNEX entered into with Messrs. Seidenberg and Salerno in 1996 and 1997, prior to the Merger. Those agreements provide that, in the event of the executive's death, separation due to disability, voluntary retirement with the consent of the Company, or involuntary termination of employment without cause, then (1) restrictions will lapse on certain restricted stock of the Company which was previously granted to the executive, and (2) the executive (or his heirs) will receive a severance payment equal to the monetary value of such stock on the executive's last day of employment. Furthermore, under the same circumstances, the executive (or his heirs) would receive an additional severance payment equal to the balance of a deferred compensation account, established July 1, 1996, which is thereafter credited with earnings and losses based on the performance of the Global Balance Fund investment option under the qualified Savings Plan in which the executive participates. The opening balance of that deferred compensation account in July 1996 was three times the then-applicable annual base salary for Mr. Seidenberg and two times the then-applicable salary for Mr. Salerno, and the minimum amount distributable from such accounts is the initial dollar amount credited to the respective executive's account. Notwithstanding any other provision of the restated retention agreement for Mr. Salerno, the maximum amount payable under the agreement is limited so that any payments under the agreement, when combined with any other like-kind payments owing to Mr. Salerno, shall not result in excise tax attributable to an "excess parachute payment" under Section 4999 of the Internal Revenue Code.

In June 1996, the Company and each of Messrs. Babbio and Cullen entered into restatements (the "1996 Agreements") of their respective prior employment agreements. The 1996 Agreements provide for: (i) stated salary increases which became effective as of the date of the Merger with NYNEX; (ii) continuation of the executive's salary grade (or a comparable compensation band); (iii) an opportunity to receive a cash incentive equal to two times Pay (where "Pay" means the sum of the executive's salary and short term incentive) for special efforts relating to integrating the two businesses if the executive remains an employee in good standing on the first anniversary of the Merger; (iv) an opportunity to earn a cash incentive equal to one times Pay if the executive remains an employee in good standing on the second anniversary of the Merger; and (v) two years of additional service credit for purposes of the early retirement discount under the Company's nonqualified pension plan if the executive remains in service through at least July 1, 1998. If the executive is terminated without cause, or is constructively discharged, during the period ending two years after the Merger date, the Company will provide the pension service credit which would otherwise have been earned, will afford the executive an opportunity to exercise outstanding stock options as though the executive had been retained in active employment through the second anniversary of the Merger date, and will pay the executive a series of cash payments representing the value of compensation, incentives and benefits which the executive would have received during the remaining term of the agreement. A substantial portion of such payments are conditioned upon the executive's refraining from competition with the Company for 24 months following termination of employment.

--------------------------------------------------------------------------------

                                 OTHER BUSINESS

The Company is not aware of any other matters that will be presented for shareowner action at the Annual Meeting. If other matters are properly introduced, the persons named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors

P. Alan Bulliner
Associate General Counsel
  and Corporate Secretary

March 16, 1998

                              1998 ANNUAL MEETING
                                ADMISSION TICKET
                         FRIDAY, MAY 1, 1998, AT 2 P.M.
                             THE PLAYHOUSE THEATRE
                    DUPONT BUILDING AT 1OTH & MARKET STREETS
                              WILMINGTON, DELAWARE

                           (MAP AND DIRECTIONS BELOW)
      PLEASE RETAIN AND PRESENT THIS TICKET FOR ADMISSION TO THE MEETING.


FROM BALTIMORE, THE DELAWARE MEMORIAL BRIDGE OR
DOWNSTATE DELAWARE:
Take I-95 North to Wilmington Exit 7 marked
"52 South, Delaware Avenue" and follow map.

FROM COMMODORE BARRY BRIDGE (NJ) AND
PHILADELPHIA ON I-95 SOUTH:
Take I-95 South to Exit 7A marked "52 South,                        [MAP]
Delaware Avenue" and follow map.

FROM ROUTE 202:
Take Route 202 to intersection with I-95 South.
Follow I-95 South to Exit 7A marked "52 South,
Delaware Avenue" and follow map.



                 \/----------Detach Proxy Card Here----------\/





                                                            [BELL ATLANTIC LOGO]

PROXY/VOTING INSTRUCTION CARD

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREOWNERS, FRIDAY, MAY 1, 1998, 2 P.M., LOCAL TIME, AT THE PLAYHOUSE THEATRE, 10TH & MARKET STREETS, WILMINGTON, DELAWARE.

The undersigned hereby appoints L.T. Babbio, Jr., J.G. Cullen, F.V. Salerno, and I.G. Seidenberg, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares held of record by the undersigned in Bell Atlantic Corporation, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES
FOR DIRECTOR: L.T. BABBIO, JR., R.L. CARRION, J.G. CULLEN, L.J.R. DE VINK, J.H. GILLIAM, JR., S.P. GOLDSTEIN, H.L. KAPLAN, T.H. KEAN, E.T. KENNAN, J.F. MAYPOLE,
J. NEUBAUER, T.H. O'BRIEN, E. PFEIFFER, H.B. PRICE, R.L. RIDGWAY, F.V. SALERNO, I.G. SEIDENBERG, W.V. SHIPLEY, R.W. SMITH, J.R. STAFFORD, M. DES. WEBB AND S. YOUNG, AND IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This card also constitutes your voting instructions for shares held of record by Bell Atlantic Corporation for your account in the Direct Invest Plan and, if shares are held in the same name, shares held in the 1976 Bell Atlantic Employee Stock Ownership Plan, Savings Plan for Salaried Employees, or Savings and Security Plan (Non-Salaried Employees).

IF YOU DO NOT SIGN AND RETURN A PROXY, VOTE BY TELEPHONE OR THROUGH THE INTERNET, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED, NOR YOUR INSTRUCTIONS FOLLOWED, EXCEPT THAT SHARES IN THE SAVING PLANS WILL BE VOTED AS DESCRIBED ON PAGE 1 OF THE PROXY STATEMENT.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

NOTATIONS:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[BELL ATLANTIC LOGO]                                         1998 ANNUAL MEETING
                                                                ADMISSION TICKET
c/o  Boston EquiServe
P.O. Box 9398
Boston, MA 02205-9398




                         VOTE BY TELEPHONE OR INTERNET
                            QUICK - EASY - IMMEDIATE

Bell Atlantic encourages you to take advantage of two new cost-effective and convenient ways to vote your shares. You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

VOTE BY PHONE:    CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-888-807-7699
                  ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.
                  You will be asked to enter the 13-digit CONTROL NUMBER located above your name and address in the lower left of this form.
                  Then simply follow the instructions.

                                               OR

VOTE BY INTERNET: POINT YOUR BROWSER TO THE WEB ADDRESS:
                  HTTP://WWW.EQUISERVE.COM/PROXY/ You will be asked to enter the 13-digit CONTROL NUMBER located above your name and address in the lower left of this form. Then simply follow the instructions.

                                               OR

VOTE BY MAIL:     Simply mark, sign and date your proxy card and return it in the postage-paid envelope. IF YOU ARE VOTING BY TELEPHONE OR
                  THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

                              THANK YOU FOR VOTING

                             DETACH PROXY CARD HERE


[ X ] PLEASE MARK
      VOTE AS IN
      THIS EXAMPLE.

------------------------------------------------------------------------------------------------------------------------------------
                  DIRECTORS RECOMMEND A VOTE "FOR":                                           DIRECTORS RECOMMEND A VOTE "AGAINST"
                                                                                              THE SHAREOWNER PROPOSALS REGARDING:
------------------------------------------------------------------------------------------------------------------------------------
                         FOR     WITHHOLD                        FOR  AGAINST  ABSTAIN                     FOR    AGAINST    ABSTAIN
1. Election of           [ ]       [ ]      2. Ratification of   [ ]    [ ]      [ ]       3. Additional    [ ]      [ ]        [ ]
   All Directors                               Independent                                    Compensation
                                               Accountants                                    Information

EXCEPTIONS:
[ ]                                         To vote your shares for all director nominees, 4. Cumulative   [ ]      [ ]        [ ]
   --------------------------------------   mark the "FOR" box in Item 1. To withhold         Voting
   FOR ALL NOMINEES EXCEPT AS NOTED ABOVE   voting for all nominees, mark the "WITHHOLD"
                                            box. If you do not wish your shares voted      5. Executive    [ ]      [ ]        [ ]
L.T. BABBIO, JR., R.L. CARRION,             "FOR" a particular nominee, mark the              Incentive
J.G. CULLEN, L.J.R. DE VINK,                "EXCEPTION(S)" box and enter the name(s)          Compensation
J.H. GILLIAM, JR., S.P. GOLDSTEIN, H.L.     of the "EXCEPTION(S)" in the space provided.
KAPLAN, T.H. KEAN, E.T. KENNAN, J.F.        The nominees are listed below the              6. Executive    [ ]      [ ]        [ ]
MAYPOLE, J. NEUBAUER, T.H. O'BRIEN, E.      "EXCEPTION(S)" box.                               Severance
PFEIFFER, H.B. PRICE, R.L. RIDGWAY, F.V.                                                      Agreements
SALERNO, I.G. SEIDENBERG, W.V. SHIPLEY,
R.W. SMITH, J.R. STAFFORD, M. DES. WEBB                                                    7. Board
AND S. YOUNG                                                                                  Compensation [ ]      [ ]        [ ]
-----------------------------------------------------------------------------------------

                                                                                           -----------------------------------------
                                                                                           8. Eliminate      [ ]  9. Indicate   [ ]
                                                                                              duplicate              notations
                                                                                              Annual Reports         on reverse
                                                                                                                     side
                                                                                           -----------------------------------------

                                                                                           Please sign exactly as name or names
                                                                                           appear on this proxy. If stock is held
                                                                                           jointly, each holder should sign. If
                                                                                           signing as attorney, trustee, executor,
                                                                                           administrator, custodian, guardian or
                                                                                           corporate officer, please give full
                                                                                           title.
Signature(s)                          Date                          Signature(s)                          Date
             ------------------------      ------------------------              ------------------------      ---------------------

                PLEASE SIGN THIS PROXY AS NAME(S) APPEAR ABOVE.

                      BELL ATLANTIC PROXY TELEPHONE SCRIPT
                                 MARCH 8, 1998


TOPIC CODE:      1030
DESCRIPTION:     Control Number Entry
VOICE ARTIST:    Male
MESSAGE:         Welcome to Shareholder Direct Telephone Proxy. Please be
                 assured that your telephone-based vote is strictly confidential. (Pause) Please use your telephone key pad to enter your thirteen-digit control number located above your name in the lower left portion of your proxy card.

TOPIC CODE:      1020
DESCRIPTION:     You Have Selected...
VOICE ARTIST:    Male
MESSAGE:         You have selected...

TOPIC CODE:      9999
DESCRIPTION:     Company Name
VOICE ARTIST:    Female
MESSAGE:         BELL ATLANTIC CORPORATION

TOPIC CODE:      9997
DESCRIPTION:     Company Intro Message...
VOICE ARTIST:    Female
MESSAGE:         [empty]

TOPIC CODE:      2000
DESCRIPTION:     Vote All
VOICE ARTIST:    Male
MESSAGE:         To vote your proxy in accordance with the Board of Directors'
                 recommendations as indicated on your proxy card and in the proxy statement, please press 1. To vote on each issue separately, press 2.

TOPIC CODE:      2010
DESCRIPTION:     Confirm Vote - All In Favor of Management
VOICE ARTIST:    Female
MESSAGE:         You have chosen to vote your proxy in accordance with the
                 Board of Directors' recommendations.

TOPIC CODE:      2020
DESCRIPTION:     Confirm Vote - Vote Ballot Selectively
VOICE ARTIST:    Female
MESSAGE:         You have chosen to vote on each proposal separately.

TOPIC CODE:      3001
DESCRIPTION:     Director Election (Withhold Selectively)
VOICE ARTIST:    Male
MESSAGE:         You will now vote for the Directors: The Board of Directors recommends a vote for each of the listed nominees. To accept all of the Nominees, press 1. To withhold your vote from all of these Nominees,press 2. To withhold your vote from only some of the nominees, press 3.

TOPIC CODE:      3010
DESCRIPTION:     Confirm Vote - Accept All
VOICE ARTIST:    Female
MESSAGE:         You have chosen to elect all of the Nominees.

TOPIC CODE:      3020
DESCRIPTION:     Confirm Vote - Withhold All
VOICE ARTIST:    Female
MESSAGE:         You have chosen to withhold your vote from all of the Nominees.

TOPIC CODE:      3030
DESCRIPTION:     Confirm Vote - Withhold Selectively
VOICE ARTIST:    Female
MESSAGE:         You have chosen to vote on a per Nominee basis.

TOPIC CODE:      3100
DESCRIPTION:     Individual Director Election - Instructions
VOICE ARTIST:    Female
MESSAGE:         Please vote for the following individuals. After hearing the name, you may choose to accept, or you may choose to withhold your vote from the Nominee.

TOPIC CODE:      3160
DESCRIPTION:     Please Consider...
VOICE ARTIST:    Female
MESSAGE:         Please consider Nominee...

TOPIC CODE:      3101
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         L. T. Babbio, Jr.

TOPIC CODE:      3102
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         R. L. Carrion

TOPIC CODE:      3103
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         J. G. Cullen

TOPIC CODE:      3104
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         L. J. R. de Vink

TOPIC CODE:      3105
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         J. H. Gilliam, Jr.

TOPIC CODE:      3106
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         S. P. Goldstein

TOPIC CODE:      3107
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         H. L. Kaplan

TOPIC CODE:      3108
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         T. H. Kean

TOPIC CODE:      3109
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         E. T. Kennan

TOPIC CODE:      3110
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         J. F. Maypole

TOPIC CODE:      3111
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         J. Neubauer

TOPIC CODE:      3112
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         T. H. O'Brien

TOPIC CODE:      3113
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         E. Pfeiffer

TOPIC CODE:      3114
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         H. B. Price

TOPIC CODE:      3115
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         R. L. Ridgway

TOPIC CODE:      3116
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         F. V. Salerno

TOPIC CODE:      3117
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         I. G. Seidenberg

TOPIC CODE:      3118
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         W. V. Shipley

TOPIC CODE:      3119
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         R. W. Smith

TOPIC CODE:      3120
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         J. R. Stafford

TOPIC CODE:      3121
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         M. Webb

TOPIC CODE:      3122
DESCRIPTION:     Board of Directors Nominee
VOICE ARTIST:    Female
MESSAGE:         S. Young

TOPIC CODE:      3170
DESCRIPTION:     Accept or Withhold Menu
VOICE ARTIST:    Male
MESSAGE:         To vote for this Nominee as a director, press 1. To withhold your vote from this Nominee, press 2.

TOPIC CODE:      3171
DESCRIPTION:     Confirm Vote - Accept
VOICE ARTIST:    Female
MESSAGE:         You have chosen to vote for...

TOPIC CODE:      3172
DESCRIPTION:     Confirm Vote -  Withhold
VOICE ARTIST:    Female
MESSAGE:         You have chosen to withhold your vote from...

TOPIC CODE:      4003
DESCRIPTION:     Appointment of Auditors
VOICE ARTIST:    Male
MESSAGE:         The Board of Directors recommend a vote FOR proposal 2.
                 (pause) Ratification of Independent Accountants

TOPIC CODE:      4004
DESCRIPTION:     Additional Compensation
VOICE ARTIST:    Male
MESSAGE:         The Board of Directors recommend a vote AGAINST shareowner proposals 3 through 7. (pause) Proposal 3. Additional
                 Compensation Information

TOPIC CODE:      4005
DESCRIPTION:     Cumulative Voting
VOICE ARTIST:    Male
MESSAGE:         Proposal 4. Cumulative Voting

TOPIC CODE:      4006
DESCRIPTION:     Executive Compensation
VOICE ARTIST:    Male
MESSAGE:         Proposal 5. Executive Incentive Compensation

TOPIC CODE:      4007
DESCRIPTION:     Executive Severance
VOICE ARTIST:    Male
MESSAGE:         Proposal 6. Executive Severance Agreements

TOPIC CODE:      4008
DESCRIPTION:     Board Composition
VOICE ARTIST:    Male
MESSAGE:         Proposal 7. Board Composition

TOPIC CODE:      4043
DESCRIPTION:     Voting Issues Menu (Without the Terminate Option)
VOICE ARTIST:    Male
MESSAGE:         To vote for, press 1. To vote against, press 2. To abstain, press 3.

TOPIC CODE:      4051
DESCRIPTION:     Confirm Vote - For
VOICE ARTIST:    Female
MESSAGE:         You have chosen to vote for this proposal.

TOPIC CODE:      4052
DESCRIPTION:     Confirm Vote -
VOICE ARTIST:    Female
MESSAGE:         You have chosen to vote against this proposal.

TOPIC CODE:      4053
DESCRIPTION:     Confirm Vote -
VOICE ARTIST:    Female
MESSAGE:         You have chosen to abstain from voting on this proposal.

TOPIC CODE:      1590
DESCRIPTION:     If This Is Correct
VOICE ARTIST:    Male
MESSAGE:         If this is correct, press 1. If this is not correct, press 2.

TOPIC CODE:      9998
DESCRIPTION:     If you plan to attend... or other ending message.
VOICE ARTIST:    Female
MESSAGE:         [Empty]

TOPIC CODE:      1600
DESCRIPTION:     Thank You. And Good-bye.
VOICE ARTIST:    Female
MESSAGE:         Thank-you for participating. Good-Bye.

BOSTON EQUISERVE

Web Proxy Voting

================================================================================

Bell Atlantic Corporation


            You may now cast your vote by proxy for the Bell Atlantic Corporation Annual Meeting to be held on May 1, 1998 for shareowners of record as of March 2, 1998.


                               CUSIP:077853-10-9


               ================================================================
               Proxy Voting Instructions

               PLEASE SELECT ONE OF THE FOLLOWING OPTIONS:

                  () Vote all proposals in accordance with the Board of Directors' recommendations as indicated on your proxy card and in the proxy statement
                  () Vote each proposal selectively

                                  --------
                                   Submit
                                  --------

   ==========================================================================

   Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation
                              All rights reserved

                Internet services provided by Shareholder Direct

================================================================================

BOSTON EQUISERVE

Web Proxy Voting

================================================================================
Bell Atlantic Corporation


VOTE EACH PROPOSAL SELECTIVELY

Please vote proposals 1 through 7 below by clicking on the box that indicates how you would like your shares voted on each proposal. When you have finished, click on the Submit button at the bottom of the page.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

1.   Election of Directors

     NOMINEES:
     L.T. BABBIO, JR.
     R.L. CARRION
     J.G. CULLEN
     L.J.R. DE VINK
     J.H. GILLIAM, JR.
     S.P. GOLDSTEIN
     H.L. KAPLAN
     T.H. KEAN
     E.T. KENNAN
     J.F. MAYPOLE
     J. NEUBAUER
     T.H. O'BRIEN
     E. PFEIFFER
     H.B. PRICE
     R.L. RIDGWAY
     F.V. SALERNO
     I.G. SEIDENBERG
     W.V. SHIPLEY
     R.W. SMITH
     J.R. STAFFORD
     M. DES. WEBB
     S. YOUNG

       () Vote For All Nominees
       () Vote withheld from all Nominees
       () Withhold Selectively

       =========================================================================
       Place a check mark next to each nominee from whom you would like to WITHHOLD your vote.
       [ ] L.T. BABBIO, JR.
       [ ] R.L. CARRION
       [ ] J.G. CULLEN

       [ ] L.J.R. DE VINK
       [ ] J.H. GILLIAM, JR.
       [ ] S.P. GOLDSTEIN
       [ ] H.L. KAPLAN
       [ ] T.H. KEAN
       [ ] E.T. KENNAN
       [ ] J.F. MAYPOLE
       [ ] J. NEUBAUER
       [ ] T.H. O'BRIEN
       [ ] E. PFEIFFER
       [ ] H.B. PRICE
       [ ] R.L. RIDGWAY
       [ ] F.V. SALERNO
       [ ] I.G. SEIDENBERG
       [ ] W.V. SHIPLEY
       [ ] R.W. SMITH
       [ ] J.R. STAFFORD
       [ ] M. DES. WEBB
       [ ] S. YOUNG

       =========================================================================
2.     Ratification of Independent Accountants
       () For
       () Against
       () Abstain
       =========================================================================
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE SHAREOWNER PROPOSALS 3 THROUGH 7 REGARDING:

3.     Additional Compensation Information
       () For
       () Against
       () Abstain
       =========================================================================
4.     Cumulative Voting
       () For
       () Against
       () Abstain
       =========================================================================
5.     Executive Incentive Compensation
       () For
       () Against

       () Abstain
       =========================================================================
6.     Executive Severance Agreements
       () For
       () Against
       () Abstain
       =========================================================================
7.     Board Composition
       () For
       () Against
       () Abstain
       =========================================================================

                            -------- ---------------
                             Submit   Revise Ballot
                            -------- ---------------

   ==========================================================================

   Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation
                              All rights reserved

                Internet services provided by Shareholder Direct

================================================================================

BOSTON EQUISERVE

Web Proxy Voting

================================================================================
Bell Atlantic Corporation


       PROXY CONFIRMATION

       PLEASE REVIEW YOUR VOTING INSTRUCTIONS INDICATED BELOW. YOU MAY THEN EITHER SUBMIT YOUR VOTING INSTRUCTIONS OR REVISE WHAT YOU HAVE ENTERED.

       PROPOSAL 1.       Election of Directors
                         Vote      all Nominees
                                 (for/withheld/withheld selectively)
                         =======================================================
       PROPOSAL 2.       Ratification of Independent Accountants
                                 (for/against/abstain)
                         =======================================================
       PROPOSAL 3.       Additional Compensation Information
                                 (for/against/abstain)
                         =======================================================
       PROPOSAL 4.       Cumulative Voting
                                 (for/against/abstain)
                         =======================================================
       PROPOSAL 5.       Executive Incentive Compensation
                                 (for/against/abstain)
                         =======================================================
       PROPOSAL 6.       Executive Severance Agreements
                                 (for/against/abstain)
                         =======================================================
       PROPOSAL 7.       Board Composition

                                 (for/against/abstain)
                         =======================================================

                               -------- --------
                                Submit   Revise
                               -------- --------

   ==========================================================================

   Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation
                              All rights reserved

                Internet services provided by Shareholder Direct

================================================================================

BOSTON EQUISERVE

Web Proxy Voting

================================================================================
Bell Atlantic Corporation


       THANK YOU FOR VOTING YOUR PROXY.

       Please check any of the following that apply.

       1. Do you wish for us to discontinue duplicate mailings? [ ]

       2. Please change my address.


               My new address is...
               ------------------------------------------------
                                                             /\


                                                             \/
               ------------------------------------------------

       3. I have the following comments:

               My comments are...

               ------------------------------------------------
                                                             /\


                                                             \/
               ------------------------------------------------

       4. If you would like to receive an email confirmation of your vote, please enter your email address:

               --------------------------------------

               --------------------------------------

                                    --------
                                     Submit
                                    --------


   ==========================================================================

   Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation
                              All rights reserved

                Internet services provided by Shareholder Direct

================================================================================

BOSTON EQUISERVE

Web Proxy Voting

================================================================================
Bell Atlantic Corporation


                    THANK YOU FOR YOUR PARTICIPATION.

                IF YOU WISH TO VOTE ANOTHER PROXY OR CHANGE YOUR VOTING INSTRUCTIONS, PLEASE VOTE AGAIN. OUR SYSTEM WILL AUTOMATICALLY COUNT ONLY YOUR LAST VOTE.

                                  ------------
                                   Vote Again
                                  ------------


   ==========================================================================

   Copyright (C) 1998 by Boston EquiServe, L.P. and Direct Report Corporation
                              All rights reserved

                Internet services provided by Shareholder Direct

================================================================================